SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 2, 2012

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL  32256
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On June 2, 2012, Charles R. Carey resigned as a member of the Board of Directors of Atlantic Coast Financial Corporation (the “Company”). Prior to June 2, 2012, Mr. Carey resigned as chairman and a member of the Company’s Risk Committee and as a member of the Company’s Audit Committee.  Mr. Carey stated in his letter that his reasons for resigning related to concerns regarding governance, business planning and execution and teamwork.  Mr. Carey’s letter of resignation is attached as Exhibit 17 to this Current Report on Form 8-K.

Item 7.01                      Regulation FD Disclosure

Governance.  Mr. Carey’s governance concerns relate to Company common stock purchases by the Company’s President and Chief Executive Officer.  These purchases were made on December 1, 2 and 5, 2011 for a total of 7,046 shares and for an aggregate purchase price of $10,143 with the knowledge of the Company’s counsel, and were publicly disclosed through the filing of a Form 4 with the Securities and Exchange Commission on December 5, 2011. The Board has reviewed the stock purchases with the Company’s counsel and has implemented  certain recommendations made by such counsel relating to this matter.

Business Plan and Execution.  The Company and its wholly owned subsidiary, Atlantic Coast Bank (the “Bank”) presently operate under a business and capital plan that has been reviewed and approved by federal regulators.  The Company and the Bank were required by federal regulations to obtain regulatory approval of a three year business plan in connection with Atlantic Coast Federal, MHC’s conversion to stock form, which was completed in February 2011.  In accordance with the Bank’s supervisory agreement entered into with the Office of Thrift Supervision in December 2010, on a quarterly basis management must prepare and submit for review with the Office of the Comptroller of the Currency (“OCC”), the Bank’s primary regulator, a variance report which compares the Bank’s actual performance with the projections in the business plan.  With Board approval, the Bank submitted a revised business and capital plan for 2012 to the OCC on December 27, 2011.  Based on the Company’s operating results during the first quarter of 2012, management and the executive committee of the Board met in April 2012 to further discuss business strategies to incorporate in a revised business and capital plan.  The Executive Committee has reviewed the revised business and capital plan and the plan will be reviewed by the full Board at its June meeting.

Teamwork.  The Board has become polarized as a result of the views and actions of certain members of the Board.  However, the majority of the Board of Directors believes the Company is taking appropriate actions to explore all strategic alternatives to enhance stockholder value.

Item 9.01.                      Financial Statements and Exhibits

       (d)           Exhibits.

Exhibit No. 17	Description Letter from Charles R. Carey, dated June 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: June 7, 2012	By: /s/ G. Thomas Frankland
G. Thomas Frankland
President and Chief Executive Officer
(Duly Authorized Representative)